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                                                                   Exhibit 10.20


     THIS SERVICES AGREEMENT (this "Agreement"), is made as of January 1, 2001, by and between IPG Photonics (UK) Ltd., a company organized under the laws of the United Kingdom ("IPG"), and IP Fibre Devices Ltd., a company organized under the laws of the United Kingdom ("Fibre Devices").

                                  WITNESSETH:
                                  ----------

     WHEREAS, Fibre Devices rents certain parcels of real estate and employs certain personnel; and

     WHEREAS, IPG plans to commence operations in the United Kingdom and would like to share an allocated portion of certain real estate and other costs of Fibre Devices and offer employment to certain employees of Fibre Devices.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I
                                 COST SHARING

1.1  Costs.
     -----

     a. Fibre Devices shall provide use of its offices, including electricity, heating, furniture and office equipment (collectively, "Office Expenses"), to IPG.

     b.  IPG shall pay directly for its telecommunications charges.

     c. For the year beginning January 1, 2001, IPG shall pay the amount of $[250,000] for its portion of Office Expenses. In subsequent years, the amount that IPG will pay shall be agreed to by the parties and shall reflect actual directly related costs of such Office Expenses used by IPG.

1.2 Employment. IPG agrees to offer employment to Dr. Sergei Popov and Alice Ordabaeva substantially the same as their terms of employment by Fibre Devices, provided that such terms are reasonably acceptable to IPG.

1.3  Salary.  During the first year of the term of this Agreement, IPG agrees to
     ------
pay 75% of the current salary of Caesar Vishowaty for as long as he is employed by Fibre Devices. Mr. Vishowaty shall dedicate not less than 75% of his business time and attention to IPG. After the first year, the parties hereto shall agree on the appropriate allocation for the following year.

1.4  Term.  The term of this Agreement shall be two years, commencing on the
     ----
date of this Agreement. Provided that neither party has given written notice of termination to the other at least ninety days prior to the expiration of the term of this Agreement, or any renewal term, this
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Agreement shall be deemed to be renewed for successive one year terms at the expiration of the original or any renewal term.

                                  ARTICLE II
                                INDEMNIFICATION

Each party (the "Indemnifying Party") shall defend, indemnify and hold harmless the other party, including its directors, officers and employees (collectively, the "Indemnified Party"), from and against any and all demands, claims, actions or causes of action, losses, damages, liabilities, costs and expenses, including, without limitation, judgments, interest, penalties, settlement amounts, court costs and reasonable attorneys' fees and expenses, asserted against, imposed upon or incurred by the Indemnified Party arising out of or relating to any actual or alleged act or omission of the Indemnifying Party related to its performance of its obligations hereunder. The foregoing indemnification obligation shall survive the expiration or earlier termination of this Agreement.


                                  ARTICLE III
                                 MISCELLANEOUS

3.1  Assignment.  This Agreement shall not be assigned by IPG without the prior
     ----------
written consent of Fibre Devices. Any attempted assignment or transfer of any rights, or attempted delegation of any duties or obligations, under this Agreement by IPG without such prior written consent shall be void and of no effect. Fibre Devices reserves the right to assign any rights and delegate any duties or obligations hereunder to another affiliate of Fibre Devices upon written notice to IPG.

3.2  Notices.  Any notice required or permitted by this Agreement to be given
     -------
shall be in writing and shall be addressed to either party at its principal place of business, or at such other address as it may notify to the other party. Each such notice shall be sent by registered or certified mail or delivered by hand, or by facsimile or a private delivery service and shall be deemed to have been given on the date of its receipt at the address to which such notice is so directed, regardless of any other date that may appear thereon.

3.3  Waiver.  The failure of either party to insist upon a strict performance of
     ------
any of the terms or provisions of this Agreement or to exercise any option, right or remedy herein contained, shall not be construed as a waiver or as a relinquishment for the future of such term, provision, option, right or remedy, but the same shall continue and remain in full force and effect throughout the term of this Agreement. No waiver by either party of any term or provision hereof shall be deemed to have been made unless expressed in writing and signed by an authorized representative of such party.

3.4  Severability.  In the event that any one or more of the provisions
     ------------
contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never
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been contained herein and, in lieu of each such illegal, invalid or unenforceable provision, there shall be added as a part of this Agreement, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

3.5  Entire Agreement; Amendment.  This Agreement, together with all other
     ---------------------------
writings signed by the parties expressly stated to be supplementary hereto and together with any instruments to be executed and delivered pursuant hereto constitutes the entire agreement between the parties, and supersedes all prior understandings and writings concerning the subject matter hereof. This Agreement may be amended only by a writing signed by authorized representatives of both parties.

3.6  Further Assurances.  Each of the parties shall from time to time, at the
     ------------------
request of the other party, execute and deliver such other agreements and instruments and take such other action as may reasonably be requested in order to more effectively consummate the transactions contemplated hereby.

3.7  Successors and Assigns.  All of the terms and provisions of this Agreement
     ----------------------
shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns becoming such in accordance with the terms of this Agreement. Nothing contained in this Agreement shall be deemed to create any third party beneficiary or other rights hereunder in favor of any person, firm, corporation or other entity not a party to this Agreement.

3.8  Governing Law.  This Agreement, and the rights and obligations of the
     -------------
parties hereto, shall be governed by and construed in accordance with the laws of the United Kingdom without reference to its conflict of laws rules.

3.9  Headings.  The headings of the articles and sections herein are for
     --------
convenience only and shall not affect the construction hereof.

3.10  Counterparts.  This Agreement may be executed in one or more counterparts,
      ------------
each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.
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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed in their respective corporate names by their duly authorized officers as of the date first written above.


                                IPG PHOTONICS (UK) LTD.


                                By: /s/ Angelo P. Lopresti
                                   --------------------------------------
                                   Name:  Angelo P. Lopresti
                                   Title: Secretary


                                IP FIBRE DEVICES LTD.


                                By: /s/ Timothy P.V. Mammen
                                   --------------------------------------
                                Name:  Timothy P.V. Mammen
                                Title: General Manager and Secretary